Exhibit 10.5
CLOVIS ONCOLOGY, INC.
2011 STOCK INCENTIVE PLAN
          1. Purpose.
          The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder value. The Plan shall become effective as of the Effective Date, provided, however, that no grants of Awards shall be made under this Plan until the IPO Effective Date. As of the IPO Effective Date, no further grants shall be made under the Prior Plan.
          2. Definitions.
          For purposes of the Plan, the following terms shall be defined as set forth below:
          (a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
          (b) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Change in Control” means:
          (i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan (or its related trust) sponsored or maintained by the Company or any of its Affiliates or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

          (ii) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without object to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or
          (iii) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (A) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization (the “Surviving Company”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization; (B) no person (other than an employee benefit plan (or its related trust) sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Control Transaction”);
          (iv) the sale or disposition, in one or a series of related transactions, of fifty percent (50%), by fair market value, of the assets of the Company to any “person”

(as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.
Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
          (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (f) “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
          (g) “Company” means Clovis Oncology, Inc., a Delaware corporation.
          (h) “Company Voting Securities” shall have the meaning set forth in Section 2(d)(i) above.
          (i) “Corporate Event” shall have the meaning set forth in Section 12(b) below.
          (j) “Disability” means, in the absence of an Award agreement or employment or other service agreement between a Participant and the Service Recipient otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award agreement or employment or other service agreement between a Participant and the Service Recipient defining Disability, “Disability” shall have the meaning provided in such agreement.
          (k) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two years after the date on which the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.

          (l) “Effective Date” means the later of (i) the date on which the Board adopts the Plan, and (ii) the date on which the Plan is approved by the Company’s shareholders.
          (m) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such employee who may also be a director of the Company or any of its Affiliates; (ii) each non-employee director of the Company or any of its Affiliates; (iii) each other natural person who provides substantial services to the Company or any of its Affiliates and who is designated as eligible by the Committee; and (iv) any natural person who has been offered employment or service by the Company or any of its Affiliates; provided that such prospective service provider may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.
          (o) “Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
          (p) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. If the Stock is not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
          (q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (r) “Incumbent Board” shall have the meaning set forth in Section 2(e)(ii) hereof.
          (s) “IPO” shall mean an initial underwritten public offering of the Company’s equity securities pursuant to an effective Form S-1 registration statement filed under the Securities Act.
          (t) “IPO Effective Date” shall mean the effective date of an IPO.
          (u) “Misconduct” means, in the absence of an Award agreement or employment or other service agreement between a Participant and the Service Recipient otherwise defining Misconduct, (i) a Participant has committed or engaged in negligent willful conduct that is likely to be detrimental to the Company, (ii) a Participant has engaged in acts which constitute theft, fraud, or other illegal or dishonest conduct, (iii) a Participant has engaged in conduct which, in the good faith discretion of the Administrator, demonstrates the Participant’s unfitness to serve as an employee, a non-employee director, or other service provider of the Company or any of its Affiliates, (iv) a Participant makes public remarks that disparage the Company, its Board, officers, directors, advisors, executives, Affiliates, or subsidiaries, (v) a Participant violates such Participant’s fiduciary duty to the Company or duty of loyalty to the Company, or (vi) a Participant breaches any term of this Plan, an Award agreement, or any other agreement with the Company to which such Participant is a party. The determination that a termination is for Misconduct shall be by the Administrator in its sole and exclusive judgment and discretion. In the event that there is an Award agreement or employment or other service agreement between a Participant and the Service Recipient defining Misconduct, “Misconduct” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Misconduct hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such agreement are complied with.
          (v) “Non-Control Transaction” shall have the meaning set forth in Section 2(d)(iii) above.
          (w) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (x) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods.
          (y) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.
          (z) “Parent Company” shall have the meaning set forth in Section 2(d)(iii) above.
          (aa) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.
          (bb) “Performance Award” means an Award granted to a Participant under Section 8(f)(i) hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a “Performance Share” or a “Performance Unit” at the time of grant.
          (cc) “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award grant.

          (dd) “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.
          (ee) “Performance Period” means the period designated for the achievement of Performance Objectives.
          (ff) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
          (gg) “Plan” means this Clovis Oncology, Inc. 2011 Stock Incentive Plan.
          (hh) “Prior Plan” means the Clovis Oncology, Inc. 2009 Equity Incentive Plan.
          (ii) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27(c) under Section 162(m) of the Code.
          (jj) “Qualifying Committee” shall have the meaning set forth in Section 3(b) hereof.
          (kk) “Reorganization” shall have the meaning set forth in Section 2(d)(iii) above.
          (ll) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
          (mm) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.
          (nn) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.
          (oo) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Stock Units.
          (pp) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Stock Appreciation Rights.

          (qq) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.
          (rr) “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
          (ss) “Stock” means the Company’s common stock, par value $0.001 per share, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.
          (tt) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 12(b) below, Stock Appreciation Rights shall be settled in Stock.
          (uu) “Surviving Company” shall have the meaning set forth in Section 2(d)(iii) above.
          (vv) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that is payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

          3. Administration.
          (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, and reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants.
          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, or relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.
          (c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.
          (d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

          4. Shares Available Under the Plan.
          (a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12 hereof, the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the sum of (i) 1,250,000, as the same may, at the discretion of the Board, be increased annually on the date of each annual meeting of the Company’s stockholders by an amount of shares equal to the lowest of (A) the number of shares representing four percent (4%) of the Company’s outstanding shares of Stock on such date, (B) 2,758,621 shares, and (C) such lesser number of shares as determined by the Board, plus (ii) the number of shares of Stock authorized for issuance or transfer under the Prior Plan that are not subject to awards outstanding or previously exercised or settled as of the IPO Effective Date, and (iii) to the extent that an award outstanding under the Prior Plan as of the IPO Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued in connection with a merger or acquisition as contemplated by, as applicable, NASDAQ Listing Rule 5635(c) and IM-5635-1, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.
          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Stock is listed.
          (c) 162(m) Limitation; Incentive Stock Options. Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options, Stock Appreciation Rights, and Performance Awards (to the extent granted as an Award under the Plan) may be granted to any individual in any one calendar year shall not exceed the maximum number of shares of Stock available for issue hereunder, as such number may change from time to time. All shares of Stock reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
          5. Options.
          (a) General. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.
          (b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.
          (c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to qualify as either (i) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, (ii) “performance-based compensation” within the meaning of Section 162(m) of the Code, or (iii) an Incentive Stock Option, then in each case the applicable exercise price shall not be less than the Fair Market Value on the date of grant, subject to subsection (g) below in the case of any Incentive Stock Option.
          (d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by delivery of shares of Stock having a value equal to the exercise price; (iii) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations; or (iv) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

          (e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, but in all cases subject to Section 11 below, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.
          (f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement or otherwise:
          (i) In the event of a Participant’s Termination prior to the Expiration Date for any reason other than (A) by the Service Recipient for Misconduct, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s Options shall cease, (2) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (3) all of such Participant’s vested Options shall remain exercisable until the earlier of the Expiration Date and the date that is ninety (90) days after the date of such Termination.
          (ii) In the event of a Participant’s Termination prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options shall cease, (B) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (C) all of such Participant’s vested Options shall expire on the earlier of the Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until their expiration, but only to the extent that the Options were vested by such Participant at the time of such Termination.
          (iii) In the event of a Participant’s Termination prior to the Expiration Date by the Service Recipient for Misconduct, all of such Participant’s Options (whether or not vested) shall immediately expire as of the date of such Termination.
          (g) Special Provisions Applicable to Incentive Stock Options.
          (i) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (B) cannot be exercised more than five (5) years after the date it is granted.
          (ii) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
          (iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
          6. Restricted Stock.
          (a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
          (b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, but in all cases subject to Section 11 below, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

          (c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (i) all vesting with respect to such Participant’s Restricted Stock shall cease, and (ii) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
          7. Restricted Stock Units.
          (a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.
          (b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, but in all cases subject to Section 11 below, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.
          (c) Delivery of Stock. Restricted Stock Units shall be subject to a deferral period as set forth in the applicable RSU Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion. Delivery of Stock, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Stock Units in the RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, with respect to Restricted Stock Units prior to the actual delivery of shares of Stock.
          (d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (i) all vesting with respect to such Participant’s Restricted Stock Units shall cease, and (ii) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

          8. Stock Appreciation Rights.
          (a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.
          (b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.
          (c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that if a Stock Appreciation Right is intended to qualify as either (i) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code or (ii) “performance-based compensation” within the meaning of Section 162(m) of the Code, then in each case the applicable base price shall not be less than the Fair Market Value on the date of grant.
          (d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, but in all cases subject to Section 11 below, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.
          (e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

          (f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement or otherwise:
          (i) In the event of a Participant’s Termination prior to the Expiration Date for any reason other than (A) by the Service Recipient for Misconduct, or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s Stock Appreciation Rights shall cease, (2) all of such Participant’s unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (3) all of such Participant’s vested Stock Appreciation Rights shall remain exercisable until the earlier of the Expiration Date and the date that is ninety (90) days after the date of such Termination.
          (ii) In the event of a Participant’s Termination prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights shall expire on the earlier of the Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the person or persons to whom a Participant’s rights under the Stock Appreciation Rights pass by will or the applicable laws of descent and distribution until their expiration, but only to the extent that the Stock Appreciation Rights were vested by such Participant at the time of such Termination.
          (iii) In the event of a Participant’s Termination prior to the Expiration Date by the Service Recipient for Misconduct, all of such Participant’s Stock Appreciation Rights (whether or not vested) shall immediately expire as of the date of such Termination.
          9. Performance Awards.
          (a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.
          (b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.
          (c) Earning of Performance Units and Performance Shares. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. Notwithstanding anything herein to the contrary, under no circumstances shall any amounts payable pursuant to a Performance Unit payable to any single Participant for any annual Performance Period exceed $10,000,000.
          (d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.
          (e) Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement or otherwise, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.
          (f) Performance Objectives.
          (i) Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
          (ii) Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant, the specific Service Recipient, or a division, department, or function within the Company or the Service Recipient. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index. Performance Objectives shall be limited to specified levels of or increases in one or more of the following: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; sales; sales growth; gross margin; return on investment; increase in the fair market value per share of the Stock or other Company securities; share price (including, but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements (including, but not limited to, receivable turnover); internal rate of return; and expense targets.
          (iii) The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company or Participant and result in a distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include, but are not limited to, (1) restructurings, discontinued operations, extraordinary items or events, and other unusual or nonrecurring charges; (2) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (3) a change in tax law or accounting standards required by generally accepted accounting principles.
          10. Other Stock-Based Awards.
          The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award agreements, which agreements need not be identical.
          11. Minimum Vesting Conditions.
          Notwithstanding anything herein to the contrary, except (i) in extraordinary circumstances, as determined by the Committee, (ii) in connection with or following a Corporate Event or a Termination, (iii) upon prior approval by the Company’s shareholders, or (iv) with respect to shares of unrestricted Stock issued to a Participant as a bonus pursuant to Section 10 above, all Awards granted hereunder shall be subject to a minimum vesting schedule of three (3) years, with no more than 33 1/3% of any given Award granted to a Participant vesting in each year, commencing on the date of grant.
          12. Adjustment for Recapitalization, Merger, etc.
          (a) Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event, as defined below); or (ii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
          (b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award agreement or otherwise, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property or cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:
          (i) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;
          (ii) The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event;
          (iii) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero (and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration); and
          (iv) The replacement of any or all Awards (other than Awards that are “stock rights” that are not intended to provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.
Payments to holders pursuant to clause (3) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.
          (c) Fractional Shares. Any adjustment provided under this Section 12 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.
          13. Use of Proceeds.
          The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

          14. Rights and Privileges as a Stockholder.
          Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.
          15. Transferability of Awards.
          Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and to the extent subject to exercise, may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable to the extent provided in an Award agreement or otherwise determined at any time by the Committee.
          16. Employment or Service Rights.
          No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
          17. Compliance with Laws.
          The obligation of the Company to deliver Stock upon vesting or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          18. Withholding Obligations.
          As a condition to the vesting or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.
          19. Amendment of the Plan or Awards.
          (a) Amendment of Plan. The Board may amend the Plan at any time and from time to time.
          (b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
          (c) Stockholder Approval; No Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award under the Plan shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award under the Plan shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 12 hereof, shall constitute an amendment to the Plan or an Award under the Plan for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards under the Plan from time to time as necessary to bring such Awards into compliance with Section 409A of the Code.
          (d) No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 12(a)); (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 12(b).
          20. Termination or Suspension of the Plan.
          The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
          21. Effective Date of the Plan.
          The Plan is effective as of the Effective Date.
          22. Miscellaneous.
          (a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (i) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (ii) the Company retain physical possession of the certificates, and (iii) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
          (b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.
          (c) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or primarily employed or providing services, in the United States. An Award may be modified under this Section 22(c) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed or providing services outside the United States.
          (d) No Liability of Committee Members. No member of the Committee shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
          (e) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
          (f) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Colorado without reference to the principles of conflicts of laws thereof.
          (g) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
          (h) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
          (i) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
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